Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                            NYNEX CAPITAL FUNDING COMPANY
                             MEDIUM-TERM NOTE, SERIES B
REGISTERED                                       REGISTERED
            If applicable, the "Total Amount of OID," "Yield to Maturity" and "Initial Accrual Period OID" (computed under the designated method) below will be completed solely for the purposes of applying the federal income tax original issue discount ("OID") rules.

Floating Rate Note [ ]

No. DSE-
CUSIP
Original Issue Date:

Issue Price:

Redeemable:
               [ ] Yes          [ ] No
Redemption Dates:
Redemption Price(s):
Initial Redemption Price:          %
Annual Reduction Percentage:          %

Option to Elect Repayment:
               [ ] Yes          [ ] No
Repayment Price:

Currency Indexed Note:
               [ ] Yes          [ ] No

Base Exchange Rate:
Denominated Currency:
Determination Agent:
Face Amount:
Indexed Currency:

Option to Reset Rates or Spread and/or
Spread Multiplier:
               [ ] Yes          [ ] No

Optional Reset Dates:
Option to Extend Maturity:
               [ ] Yes          [ ] No

Extension Periods:
Final Maturity:


% Fixed Rate Note [ ]

Principal Amount:
Stated Maturity:
Specified Currency:
Option to Elect Payment in Specified Currency (Only applicable if Specified Currency is other than U.S. Dollars):

     [ ] Yes          [ ] No

Authorized Denominations (Only applicable if Specified Currency is other than
U.S. Dollars):

Interest Payment Dates:
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:
Indexed Note (Other than Currency Indexed):
      [ ] Yes          [ ] No

Applicable Index:
Dual Currency Note:
      [ ] Yes          [ ] No

Option Election Dates:
Face Amount Currency:
Optional Payment Currency:
Designated Exchange Rate:
Amortizing Note:
       [ ] Yes          [ ] No

Depositary:
Other Provisions:

Annex Attached:
        [ ] Yes          [ ] No



Only applicable if this is a Floating Rate Note:

Regular Floating Rate Note:
               [ ] Yes          [ ] No

Floating Rate/Fixed Rate Note:
               [ ] Yes          [ ] No

Inverse Floating Rate Note:
               [ ] Yes          [ ] No

Initial Interest Rate:
Index Maturity:

Base Rate:
Interest Reset Period:
Interest Reset Dates:
Spread (plus or minus):
Spread Multiplier:
Fixed Interest Rate:
Fixed Rate Commencement Date:
Maximum Interest Rate:
Minimum Interest Rate:

            NYNEX Capital Funding Company, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal amount hereof at the "Stated Maturity", as set forth above, and to pay interest thereon as described in the Terms and Conditions of the Note attached hereto.

            Unless otherwise provided herein and, if this is a Dual Currency Note, except as otherwise provided in Section 8 of the attached Terms and Conditions of the Note, payments of principal of, and premium, if any, and interest on this Note shall be made in U.S. dollars, and, if the "Specified Currency" set forth above is a Foreign Currency (as defined in the attached Terms and Conditions of the Note), such payments shall be made in U.S. dollars based on the equivalent of that Foreign Currency converted into U.S. dollars in the manner set forth in Section 15 of the attached Terms and Conditions of the Note; provided that, if the Specified Currency is a Foreign Currency, the holder may elect to receive such payments in that Foreign Currency in the manner and with the effect set forth in
Section 15 of the attached Terms and Conditions of the Note. If this is a Dual Currency Note, such payments shall be made in the currency or currency unit provided in Section 8 of the attached Terms and Conditions of the Note.
            Reference is hereby made to the further provisions of this Note set forth in the Terms and Conditions of the Note attached hereto (including, without Limitation, the Annex, if any, attached thereto), which further provisions shall for all purposes have the same effect as if set forth at this place.
            Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
            Capitalized terms used herein but not herein defined shall have the meanings set forth in the Terms and Conditions of the Note attached hereto.
            In Witness Whereof, NYNEX Capital Funding Company has caused this Note to be duly executed under its corporate seal.


                                              NYNEX Capital Funding Company

[SEAL]                                        By


                                              Title:
ATTEST:

Assistant Secretary
Dated:


                          CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.


                                              The Bank of New York,
                                              as Trustee

                                              By

Terms and Conditions of the Note


NYNEX CAPITAL FUNDING COMPANY
Medium-Term Note, Series B

Section 1.  General.

This Note is one of a duly authorized issue of debt securities (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of April 1, 1990 from the Company and NYNEX Corporation (the "Guarantor") to The Bank of New York, as Trustee (the "Trustee"), as amended by a First Supplemental Indenture dated as of March 3, 1994 (as so amended, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided or permitted. This
Note is one of a series of the Securities designated on the face hereof as Medium-Term Notes, Series B (the "Notes"). The Notes are limited to an aggregate amount sufficient to result in gross proceeds to the Company of up to U.S. $1,500,000,000 or the equivalent thereof in other currencies or currency units, including, without limitation, composite currencies (each a "Foreign Currency"), subject to reduction as a result of the concurrent sale of other debt securities of the Company. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture. The Notes are, and all other Securities issued under the Indenture will be, unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Guarantor. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. If so specified on the face hereof, an Annex setting forth further provisions of this Note (an "Annex") is attached hereto, and such Annex is incorporated herein by reference and made a part hereof as if set forth at this place.

         References herein to "U.S. dollars" or "$" are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

         Section 2.  Record Dates.

         Unless otherwise specified on the face hereof, the "Regular Record Date" with respect to any Interest Payment Date (as hereinafter defined) shall be the date (whether or not a Business Day) 15 calendar days immediately preceding such Interest Payment Date. Interest payable and punctually paid or duly provided for on any Interest Payment Date shall be paid to the person in whose name a Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; provided, however, that the first payment of interest (or, in the case of an Amortizing Note, principal and interest) on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date; provided, further, that interest, if any, payable at the Stated Maturity or upon earlier redemption or repayment shall be payable to the person to whom principal shall be payable. Notwithstanding the foregoing, any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (hereinafter called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest may be paid to the person in whose name such Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the holder of such Note not less than ten days prior to such Special Record Date, or may be paid in any other lawful manner.

         Unless otherwise specified in an Annex, "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: such day is (a) not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close; (b) if this Note is denominated in a Foreign Currency other than the European Currency Unit (the "ECU"), (x) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the Foreign Currency and (y) a day on which banking institutions in such principal financial center are carrying out transactions in such Foreign Currency; (c) if this Note is denominated in ECU, (x) not a day on which banking institutions are authorized or required by law or regulation to close in Luxembourg and (y) an ECU clearing day, as determined by the ECU Banking Association in Paris; and (d) if this Note is a LIBOR Note, a day on which dealings in deposits in the Specified Currency are transacted in the London interbank market (a "London Banking Day").

         Unless otherwise specified in an Annex, all percentages (or decimal equivalents) resulting from any calculation shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (or the decimal equivalent, .0000001), with five one-millionths of a percentage point (or the decimal equivalent, .00000005) being rounded upward, and all currency or currency unit amounts used in or resulting from such calculation on this Note shall be rounded to the nearest one-hundredth (.01) of a unit, with five one-thousandths (.005) of a unit being rounded upward.

         "Interest Payment Date" means each date on which a payment of interest is due. In the event of any redemption of this Note at the option of the Company, any repayment of this Note at the option of the holder or upon acceleration of the maturity of this Note or other prepayment of this Note, the term "maturity" when used herein shall refer, where applicable, to the date of redemption, repayment or other prepayment of this Note.

         Section 3.  Interest on Fixed Rate Notes.

         If this is a "Fixed Rate Note", the Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or payment hereof is duly provided for, except as otherwise provided in Sections 9 and 10.

         Unless otherwise set forth on the face hereof, interest on a Fixed Rate Note (other than an Amortizing Note) shall be payable semiannually on each March 15 and September 15 and at the Stated Maturity or upon earlier redemption or repayment; provided, however, that if an Interest Payment Date (including, without limitation, a maturity date) for a Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day. Unless otherwise specified in an Annex, interest on a Fixed Rate Note shall be calculated on the basis of a 360-day year of twelve thirty-day months.

         Unless otherwise specified in an Annex, interest payments on a Fixed Rate Note shall be the amount of interest accrued from, and including, the Original Issue Date or the last date to which interest has been paid to, but excluding, the Interest Payment Date or date of maturity, as the case may be; provided that, if an Interest Payment Date or the maturity date of a Fixed Rate Note that would otherwise fall on a day that is not a Business Day is postponed, the interest payable on such date shall accrue to, but exclude, the date that would have been the Interest Payment Date or maturity date had it been a Business Day.

         Section 4.  Interest on Floating Rate Notes.

         If this is a "Floating Rate Note", the Company promises to pay interest on the principal amount from the Original Issue Date at the rate per annum stated or the interest rate formula set forth on the face hereof or in an Annex, until the principal amount hereof is paid or payment hereof is duly provided for, except as otherwise provided in Sections 9 and 10.

         Each applicable "Base Rate" is specified on the face of a Floating Rate Note or in an Annex and may be : (a) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (b) the CD Rate (a "CD Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Treasury Rate (a "Treasury Rate Note"), (f) the Prime Rate (a "Prime Rate Note") or (g) such other Base Rate or interest rate formula as is set forth in an Annex.

         The "Spread" is the number of basis points (one one-hundredth of a percentage point (or the decimal equivalent, .0001)) specified on the face of a Floating Rate Note, as being applicable to the interest rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage specified on the face of a Floating Rate Note, as being applicable to the interest rate for such Floating Rate Note.

         The "Index Maturity" for a Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated and is specified on the face of such Floating Rate Note.

         As specified on the face of a Floating Rate Note, such Floating Rate Note may be subject to either or both of the following: (i) a maximum limitation on the rate of interest ("Maximum Interest Rate"); and (ii) a minimum limitation on the rate of interest ("Minimum Interest Rate").

         The following additional terms, among other terms, are specified on the face of a Floating Rate Note or in an Annex: (i) whether the Floating Rate Note is a "Regular Floating Rate Note", a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" (each as defined below); ; (ii) the Fixed Rate Commencement Date (as defined below), if any, and Fixed Interest Rate, if any; and (iii) the Initial Interest Rate, Interest Reset Dates, Interest Reset Period and Interest Payment Dates. Additional terms may be specified in an Annex.

         The interest rate borne by a Floating Rate Note shall be determined as follows, subject to any applicable Maximum Interest Rate or Minimum Interest Rate:

                 (i) Unless a Floating Rate Note is designated as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note and except as otherwise specified in an Annex, such Floating Rate Note shall be designated a "Regular Floating Rate Note". Except as described below or in an Annex, such Regular Floating Rate Note shall bear interest at the rate determined by reference to the applicable Base Rate or Base Rates (a) plus or minus the applicable Spread, if any, and/or (b) multiplied (or, if so specified in an Annex, otherwise arithmetically modified) by the applicable Spread Multiplier, if any. Commencing on the initial Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however that (a) the interest rate in effect for the period from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate, and (b) unless otherwise specified in an Annex, the interest rate in effect for the 10 days immediately prior to the Stated Maturity shall be that in effect on the tenth day preceding the Stated Maturity.

                 (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note", then, except as described below or in an Annex, such Floating Rate/Fixed Rate Note shall bear interest at the rate determined by reference to the applicable Base Rate or Base Rates (a) plus or minus the applicable Spread, if any, and/or
         (b) multiplied (or, if so specified in an Annex, otherwise arithmetically modified) by the applicable Spread Multiplier, if any. Commencing on the initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however that (a) the interest rate in effect for the period from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate; (b) unless otherwise specified in an Annex, the interest rate in effect for the 10 days prior to the Fixed Rate Commencement Date shall be that in effect on the tenth day preceding the Fixed Rate Commencement Date; and (c) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Stated Maturity shall be the Fixed Interest Rate, if such rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date. "Fixed Rate Commencement Date" means the date, if any, specified as such on the face hereof.

                 (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in an Annex, such Inverse Floating Rate Note shall bear interest equal to the Fixed Interest Rate specified on the face hereof minus the rate determined by reference to the applicable Base Rate or Base Rates (a) plus or minus the applicable Spread, if any, and/or (b) multiplied (or, if so specified in an Annex, otherwise arithmetically modified) by the applicable Spread Multiplier, if any; provided, however, that the interest rate thereon shall not be less than zero. Commencing on the initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note is payable shall be reset as of each Interest Reset Date; provided, however, that (a) the interest rate in effect for the period from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate, and (b) unless otherwise specified in an Annex, the interest rate in effect for the 10 days immediately prior to the Stated Maturity shall be that in effect on the tenth day preceding the Stated Maturity.

         Notwithstanding the foregoing, if a Floating Rate Note is designated as having an Annex attached, such Floating Rate Note shall bear interest in accordance with the terms described in such Annex.

         The rate of interest on a Floating Rate Note shall be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note and the first date of each Interest Reset Period being an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face of a Floating Rate Note, the Interest Reset Date shall be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of two months of each year, as specified on the face hereof; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date, to the first Interest Reset Date with respect to a Floating Rate Note shall be the Initial Interest Rate (as set forth on the face hereof). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

         Except as provided below, unless otherwise specified on the face hereof or in an Annex, interest on a Floating Rate Note shall be payable:
(i) in the case of a Note with a daily or weekly Interest Reset Date, on the third Wednesday of March, June, September and December; (ii) in the case of a Note with a monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified on the face hereof; (iii) in the case of a Note with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December; (iv) in the case of a Note with a semiannual Interest Reset Date, on the third Wednesday of the two months specified on the face hereof; (v) in the case of a Note with an annual Interest Reset Date, on the third Wednesday of the month specified on the face hereof; and
(vi) in each case, at maturity. If any Interest Payment Date (including, without limitation, a maturity date) for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, provided that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

         Unless otherwise specified in an Annex, interest payments on a Floating Rate Note (except a Floating Rate Note on which interest is reset daily or weekly) shall be the amount of interest accrued from, and including, the Original Issue Date or the last date to which interest has been paid to, but excluding, the Interest Payment Date or date of maturity, as the case may be; provided that, if the maturity date of such a Floating Rate Note that would otherwise fall on a day that is not a Business Day is postponed, the interest payable on such date shall accrue to, but exclude, the date that would have been the maturity date had it been a Business Day. In the case of a Floating Rate Note on which interest is reset daily or weekly, interest payments shall be, unless otherwise specified in an Annex, the amount of interest accrued from and including the Original Issue Date or from and including the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at maturity, the interest payable shall include interest accrued to, but excluding, the maturity date.

         Unless otherwise specified in an Annex, with respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note (or, in the case of a Currency Indexed Note, unless otherwise specified in an Annex, the Face Amount (as defined below) of such Currency Indexed Note) by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Reset Period or from the last date from which accrued interest is being calculated. Unless otherwise specified in an Annex, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of a Commercial Paper Rate Note, CD Rate Note, Federal Funds Rate Note, LIBOR Note and Prime Rate Note, or by the actual number of days in the year, in the case of a Treasury Rate Note.

         Unless otherwise specified in an Annex, the interest rate in effect with respect to a Floating Rate Note on each day shall be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date. The Interest rate with respect to any Interest Determination Date shall be calculated by reference to the Base Rate with respect to such Interest Determination Date (determined as provided below), as adjusted by the applicable provisions set forth herein, and subject in any case to any applicable Maximum Interest Rate or Minimum Interest Rate.

         Notwithstanding the foregoing, the interest rate in effect from the Original Issue Date to the first Interest Reset Date set forth on the face of a Floating Rate Note shall be the Initial Interest Rate specified on the face of such Floating Rate Note. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

         Unless otherwise specified on the face hereof, the "Interest Determination Date" pertaining to an Interest Reset Date (i) for a Commercial Paper Rate Note, a CD Rate Note, a Federal Funds Rate Note, or a Prime Rate Note shall be the second Business Day next preceding such Interest Reset Date; (ii) for a LIBOR Note shall be the second London Banking Day next preceding such Interest Reset Date; and (iii) for a Treasury Rate Note shall be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face hereof are normally auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date for such Treasury Rate Note occurring in the next succeeding week.

         Subject to applicable provisions of law, the interest rate with respect to each Interest Determination Date shall be determined by the Calculation Agent (as hereinafter defined).


     Commercial Paper Rate Notes. Each Commercial Paper Rate Note shall bear interest at the interest rate calculated with reference to the applicable Commercial Paper Rate, as adjusted by the applicable provisions set forth herein, and subject in any case to any applicable Maximum Interest Rate or Minimum Interest Rate.

         Unless otherwise specified in an Annex, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified on the face hereof as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of such Board ("H.15(519)"), under the heading "Commercial Paper." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest
Determination Date, then the Commercial Paper Rate shall be the Money
Market Yield of the rate on the Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof, as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" under the heading "Commercial Paper." If such rate is not published by 3:00 p.m., New York City time, then the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Interest Determination Date.

         "Money Market Yield" shall be the yield calculated in accordance with the following formula:

                          Money Market Yield  =       D x 360  x  100
                                                          360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

         CD Rate Notes. Each CD Rate Note shall bear interest at the interest rate calculated with reference to the applicable CD Rate, as adjusted by the applicable provisions set forth herein, and subject in any case to any applicable Maximum Interest Rate or Minimum Interest Rate.

         Unless otherwise specified in an Annex, the "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity as published in H.15 (519) under the heading "CDs (Secondary Market)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate shall be the rate on such Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15 (519) or Composite Quotations by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of the opening of business, New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent after consultation with the Company, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate shall be the CD Rate in effect on such Interest Determination Date.

         Federal Funds Rate Notes. Each Federal Funds Rate Note shall bear interest at the interest rate calculated with reference to the applicable Federal Funds Rate, as adjusted by the applicable provisions set forth herein, and subject in any case to any applicable Maximum Interest Rate or Minimum Interest Rate.

         Unless otherwise specified in an Annex, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate shall be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date shall be the rate on such Interest Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the Federal Funds Rate in effect on such Interest Determination Date.

         LIBOR Notes. Each LIBOR Note shall bear interest at the interest rate calculated with reference to applicable LIBOR, as adjusted by the applicable provisions set forth herein, and subject in any case to any applicable Maximum Interest Rate or Minimum Interest Rate.

         Unless otherwise specified in an Annex, the "LIBOR", with respect to any Interest Determination Date, shall be determined by the Calculation Agent as follows:

                 1. With respect to such Interest Determination Date, LIBOR shall be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the LIBOR Index Currency having the Index Maturity designated on the face hereof, commencing on such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the LIBOR Index Currency having the Index Maturity designated on the face hereof, commencing on such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) or no rate appears (if "LIBOR Telerate" is specified on the face hereof, LIBOR with respect to such Interest Determination Date shall be determined as if the parties had specified the rate described in clause (ii) below.

             2. With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) or no rate appears (if "LIBOR Telerate" is specified on the face hereof), the Calculation Agent shall request the principal London office of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 (or the equivalent in the LIBOR Index Currency, if the LIBOR Index Currency is not the U.S. dollar) that is representative for a single transaction in such LIBOR Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified on the face hereof), in the applicable principal financial center for the country of the LIBOR Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for loans in the LIBOR Index Currency to leading European banks, having the Index Maturity designated on the face hereof and in a principal amount of not less than U.S. $1,000,000 commencing on the second London Banking Day immediately following such Interest Determination Date (or the equivalent in the LIBOR Index Currency, if the LIBOR Index Currency is not the U.S. dollar) that is representative for a single transaction in such LIBOR Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period shall be LIBOR in effect on such Interest Determination Date.

                 "LIBOR Index Currency" means the currency (including composite currencies) specified on the face hereof or in an Annex as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof or in an Annex, the LIBOR Index Currency shall be the U.S. dollar.

                 "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Index Currency (and, if the U.S. dollar is the LIBOR Index Currency, Page LIBO), or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Index Currency (and, if the U.S. dollar is the LIBOR Index Currency, Page 3750). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency shall be determined as if LIBOR Telerate had been specified.

         Treasury Rate Notes. Each Treasury Rate Note shall bear interest at the interest rate calculated with reference to the applicable Treasury Rate, as adjusted by the applicable provisions set forth herein, and subject in any case to any applicable Maximum Interest Rate or Minimum Interest Rate.

         Unless otherwise specified in an Annex, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity designated on the face hereof as such rate is published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, if such rate is not so published by 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then the Treasury Rate shall be the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date (as defined below) or if no such auction is held in a particular week, then the Treasury Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate shall be the Treasury Rate in effect on such Interest Determination Date.

         Prime Rate Notes. Each Prime Rate Note shall bear interest at the interest rate calculated with reference to the applicable Prime Rate, as adjusted by the applicable provisions set forth herein, and subject in any case to any applicable Maximum Interest Rate or Minimum Interest Rate.

         Unless otherwise specified in an Annex, the "Prime Rate" means, with respect to any Interest Determination Date, the rate on that day as published in H.15(519) under the heading "Bank Prime Loan" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for such Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent after consultation with the Company. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the prime rates in effect for such Interest Determination Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent after consultation with the Company to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for the applicable period shall be the Prime Rate in effect on such Interest Determination Date.

         "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service, or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

         Unless otherwise specified on the face of a Floating Rate Note or in an Annex, the "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of either (i) the tenth calendar day after such date, or, if such tenth day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of maturity, as the case may be.

         Unless otherwise specified on the face hereof or in an Annex, The Bank of New York will be the calculation agent (the "Calculation Agent") with respect to a Floating Rate Note. Upon the request of the holder of a Floating Rate Note, the Calculation Agent shall provide the interest rate then in effect and, if determined, the interest rate which shall become effective on the next Interest Reset Date with respect to such Floating Rate Note. In the absence of manifest error, such determinations shall be conclusive for all purposes and irrevocably binding upon the holder of such Floating Rate Note, and the Calculation Agent shall have no liability therefor.

         Section 5.  Amortizing Notes.

         If this is an Amortizing Note, as specified on the face hereof, then amounts in respect of principal and interest due on this Note shall be payable over the life of this Note according to the amortization schedule included in an Annex.

         Unless otherwise specified on the face of an Amortizing Note or in such Annex:

                 (a) Interest on such Amortizing Note shall be computed on the basis of a 360-day year of twelve 30-day months.

                 (b) Payments with respect to such Amortizing Note shall be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.

                 (c) Amounts in respect of principal and interest on such Amortizing Note shall be payable either semiannually on each March 15 and September 15, or quarterly on each March 15, June 15, September 15 and December 15 and at maturity, as specified on the face of such Amortizing Note or in such Annex.

         Additional terms and conditions of any issue of Amortizing Notes may be set forth in such Annex.

         Section 6. Currency Indexed Notes.

         (a) If this is a Currency Indexed Note, as specified on the face hereof, the principal amount payable at the Stated Maturity of this Note and/or the interest rate of this Note shall be determined by reference to the rate of exchange between the Denominated Currency and the Indexed Currency.

         (b) As used herein, the following terms have the following meanings:

                 "Base Exchange Rate" means the rate of exchange, expressed in units of the Indexed Currency per one unit of the Denominated Currency, at which the Denominated Currency can be exchanged for the Indexed Currency, designated as the "Base Exchange Rate" on the face of the Currency Indexed Note.

                 "Denominated Currency" means the currency or currency unit (including, without limitation, any composite currency) in which the Currency Indexed Note is denominated, as specified on the face of the Currency Indexed Note.

                 "Determination Agent" means the determination agent specified on the face of the Currency Indexed Note or in an Annex.

                 "Determination Date" means the second Exchange Rate Day prior to the Stated Maturity date of the Currency Indexed Note.

                 "Exchange Rate Day" means any day which is a Business Day in The City of New York, and if such term is used with reference to a Denominated Currency or Indexed Currency that is a Foreign Currency, in the principal financial center of the country of such Denominated Currency or Indexed Currency, as the case may be.

                 "Face Amount" means the stated principal amount of the Currency Indexed Note, as set forth on the face of the Currency Indexed Note.

                 "Indexed Currency" means the other currency or currency unit (including, without limitation, any composite currency) specified as the Indexed Currency (the "Indexed Currency") on the face of the Currency Indexed Note, or as determined in such other manner as may be specified in an Annex.

                 "Reference Dealers" means the three banks or firms specified as such in an Annex, or if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor.

                 "Spot Rate" means the rate of exchange, expressed in units of the Indexed Currency per one unit of the Denominated Currency, at which the Denominated Currency can be exchanged for the Indexed Currency on the Determination Date next preceding the Stated Maturity date of a Currency Indexed Note, as determined by the Determination Agent, based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers in The City of New York at approximately 11:00 a.m., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the aggregate Face Amount of such Currency Indexed Notes multiplied by the Base Exchange Rate, with settlement on the Stated Maturity to be in the Denominated Currency. If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company and the Determination Agent, the Spot Rate shall be determined on the basis of the most recently available quotations from the Reference Dealers.

         (c) Unless otherwise specified in an Annex, the amount of principal payable at the Stated Maturity of a Currency Indexed Note shall be determined by the Determination Agent, subject to the terms and limitations set forth herein, according to the following formulas:

                 (i) If the Spot Rate equals or exceeds the Base Exchange Rate, the principal amount of a Currency Indexed Note payable at the Stated Maturity shall equal:

         Face Amount  +  (Face Amount  x  Spot Rate - Base Exchange Rate
                                          Spot Rate     ); or

                 (ii) If the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable at the Stated Maturity (which shall, in no event, be less than zero) shall equal:

         Face Amount  -  (Face Amount  x  Base Exchange Rate - Spot Rate
                                          Spot Rate        );

provided that, if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate shall be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note would be payable at the Stated Maturity; and provided further that, in no event shall the principal amount payable at the Stated Maturity be (x) more than twice the Face Amount, or (y) less than zero.

         (d) Unless otherwise specified in an Annex, in the event of any redemption, repayment or prepayment of a Currency Indexed Note prior to its Stated Maturity, the phrases "Stated Maturity" and "at the Stated Maturity" used above shall refer to the redemption, repayment or prepayment date of such Currency Indexed Note. If this Note is an Original Issue Discount Note (as defined below), the term "Face Amount" when used in this Section shall refer to the "Amortized Face Amount", as defined in Section 14.

         (e) If interest is indexed, the amount of interest payable on any date for the payment of interest shall be the Face Amount multiplied by the relevant interest rate, indexed as specified in an Annex.

         (f) Unless otherwise specified in an Annex, the payment of principal of, premium, if any, and interest on any Currency Indexed Note shall be payable in the Denominated Currency (except as otherwise described in Section 15), and the principal shall be payable in amounts calculated in the manner described in this Section 6.

         (g) In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and of the amount of principal and interest payable in respect of Currency Indexed Notes shall be conclusive for all purposes and irrevocably binding upon the holders of such Currency Indexed Notes, and the Determination Agent shall have no liability therefor.

         Section 7. Other Indexed Notes and Certain Terms Applicable to All Indexed Notes.
         If this is an Indexed Note other than a Currency Indexed Note, as specified on the face hereof, the principal amount payable at maturity and/or the interest rate of this Note may be determined by reference to the relationship between two or more currencies, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas or on such other terms as may be set forth in an Annex. Such an Annex, if any, relating to such an Indexed Note describes, as applicable, the method by which the amount of interest payable on any Interest Payment Date and the amount of principal payable at maturity in respect of such Indexed Note will be determined.

         Unless otherwise specified in an Annex, the maximum principal amount payable at maturity in respect of any Indexed Note (including, without limitation, a Currency Indexed Note) shall be an amount equal to twice the face amount thereof and the minimum principal amount so payable would be zero.

         Unless otherwise specified in an Annex, (a) for the purpose of Determining whether holders of the requisite principal amount of Debt Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes (including, without limitation, any Currency Indexed Notes) shall be deemed to be the face amount thereof and (b) if the payment of principal of and interest on any Indexed Note (including, without limitation, any Currency Indexed Note) is accelerated in accordance with the provisions of the Indenture referred to in Section 16, then the Company shall pay to the holder of such Indexed Note on the date of acceleration the principal amount determined by reference to the formula by which the principal amount of such Indexed Note would be determined on the Stated Maturity thereof, as if the date of acceleration were the Stated Maturity.




         Section 8.  Dual Currency Notes.

         (a) Except as otherwise specified below and in an Annex, if this is a Dual Currency Note, as specified on the face hereof, the Company shall have the option of making any scheduled payment of principal or interest due on this Note in either the Face Amount Currency specified on the face hereof or the Optional Payment Currency specified on the face hereof, as provided in accordance with paragraphs (b) and (c) of this Section 8.

         (b) Unless otherwise specified on the face of a Dual Currency Note and/or in an Annex attached to such Note:

                 (i) If the Company elects, on any Option Election Date specified on the face of a Dual Currency Note, to make a payment in the Optional Payment Currency, the amount payable in such Optional Payment Currency shall be determined using the Designated Exchange Rate specified on the face of such Dual Currency Note.

                 (ii) The face of a Dual Currency Note and/or an Annex attached to such Dual Currency Note specifies, among other things, the face amount of the Dual Currency Notes of each issuance of Dual Currency Notes, the Face Amount Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which shall be a fixed exchange rate used for converting amounts denominated in the Face Amount Currency into amounts denominated in the Optional Payment Currency, the Option Election Dates, Interest Payment Dates and Stated Maturity for the related issuance of Dual Currency Notes.

                 (iii) Each Option Election Date shall be not less than 10 days before an Interest Payment Date or the Stated Maturity and shall be the date on which the Company must elect to make payments due on the related Interest Payment Date in the Optional Payment Currency (if the Company makes such election).

         (c) Unless otherwise specified on the face of a Dual Currency Note and/or in an Annex annexed to such Note:

                 (i) Interest on such Dual Currency Note shall be payable based on the Face Amount of such Dual Currency Note at the rate per annum applicable to such Note.

                 (ii) (A) Any payment of principal or interest due on any Interest Payment Date (including, without limitation, any sinking fund redemption date) or on the Stated Maturity may be made (x) in the Face Amount Currency or (y) if the Company so elects, in the Optional Payment Currency. (B) If such election is made, notice of such election shall be provided in accordance with the Indenture within four Business Days after the Option Election Date and shall state (x) the applicable Interest Payment Date or the Stated Maturity, as the case may be, with respect to which such election has been made, and (y) the Designated Exchange Rate. (C) Any such notice by the Company with respect to an Interest Payment Date or the Stated Maturity, as the case may be, once given, may not be withdrawn with respect to such Interest Payment Date or the Stated Maturity, as the case may be.

                 (iii) If the Company elects on any Option Election Date to pay the amounts due on the next succeeding Interest Payment Date or on the Stated Maturity in the Optional Payment Currency, (A) the amounts payable in the Optional Payment Currency on such Interest Payment Date or at the Stated Maturity shall be determined by the Company using the Designated Exchange Rate; and (B) the Company shall pay all amounts (including interest and, if applicable, principal) due with respect to the affected issuance of Dual Currency Notes in the Optional Payment Currency on such Interest Payment Date or the Stated Maturity.

                 (iv) (A) The Company may, from time to time at its option, elect on any Option Election Date to pay the amounts due on the next succeeding Interest Payment Date or on the Stated Maturity in the Optional Payment Currency, and, if the Company has made such an election with respect to any Interest Payment Date, it need not make such an election with respect to a subsequent Interest Payment Date or the Stated Maturity; and, in such event, amounts payable on such subsequent Interest Payment Date or on the Stated Maturity shall be paid in the Face Amount Currency. (B) If the Company does not elect on an Option Election Date to pay the amount due on the related Interest Payment Date or on the Stated Maturity in the Optional Payment Currency, then such payment shall be made in the Face Amount Currency and no notice of any election need be given.

         (d) Unless otherwise specified on the face of a Dual Currency Note and/or in an Annex attached to such Note:

                 (i) Notwithstanding any prior election by the Company, if
         a Dual Currency Note is redeemed at the option of the Company or repaid at the option of the holder prior to its Stated Maturity or if the payment of principal of and interest on any Dual Currency
         Note is accelerated in accordance with the provisions of the Indenture referred to in Section 16, then the Company shall pay to the holder of such Dual Currency Note, on the redemption date or the date of repayment or acceleration, an amount equal to the face amount thereof in the Face Amount Currency plus accrued interest in such currency to but excluding the redemption date or the date of repayment or acceleration, as the case may be, minus the Total Option Value (as defined below) multiplied by a fraction, the numerator of which is the Face Amount of such Dual Currency Note and the denominator of which is the aggregate Face Amount of all Dual Currency Notes issued on the same day and having the same
         terms as such Dual Currency Note.   Notwithstanding any prior
         election made by the Company, such payment shall be made in the Face Amount Currency unless otherwise specified on the face of such Dual Currency Note and/or in an Annex attached to such Note.

                 (ii) The "Total Option Value" of any Dual Currency Note is an amount (calculated as of the date on which the Company notifies the Trustee that such Dual Currency Note will be redeemed at the option of the Company, or the date of repayment at the option of the holder or the date of acceleration, as the case may be, by the Option Value Calculation Agent (to be designated in an Annex)) equal to the sum of the Option Values (calculated as of such date by the Option Value Calculation Agent) for all Interest Payment Dates occurring after the date of calculation up to and including the Stated Maturity.

                 (iii) The "Option Value" for an Interest Payment Date or the Stated Maturity is the amount calculated by the Option Value Calculation Agent to be the arithmetic average of the prices quoted on the date of calculation by three reference banks (which Banks shall be selected by the Option Value Calculation Agent and shall be reasonably acceptable the Company) for the right on the Option Election Date immediately preceding such Interest Payment Date or the Stated Maturity to purchase for value on such Interest Payment Date or the Stated Maturity from such reference banks (A) the aggregate amount of the Face Amount currency due on such Interest Payment Date or the Stated Maturity with respect to all of the Dual Currency Notes issued on the same day and having the same terms as such Dual Currency Note in exchange for (B) the amount of the Optional Payment Currency that would be received if the amount in clause (A) were converted into the Optional Payment Currency at the Designated Exchange Rate.

                 (iv) In no event shall the payment of principal of any Dual Currency Note upon such redemption or repayment or upon acceleration be less than zero.

                 (v) All determinations made by the Option Value
         Calculation Agent shall be in its sole discretion (except to the extent it is expressly provided that any determination is subject to approval by the Company), and, in the absence of manifest error, shall be conclusive for all purposes and irrevocably binding upon the holders of Dual Currency Notes, and the Option Value Calculation Agent shall have no liability therefor.

         (e) If so specified in an Annex and as an alternative to the above provisions set forth in this Section 8, the terms of an issue of Dual Currency Notes may provide that the Company shall have a one-time option, exercisable in whole but not in part with respect to all Dual Currency
Notes of such issue, of thereafter making all scheduled payments of principal, premium, if any, and interest in the Optional Payment Currency. Unless otherwise specified in such Annex, the terms applicable to such an issue would preclude the Company from making any subsequent election to make scheduled payments in the Face Amount Currency. If applicable, the terms of such an issue (including terms relating to payment of principal, premium and interest other than scheduled payments , which would be applicable in lieu of the above described provisions are set forth in such Annex.


         Section 9.  Subsequent Interest Periods.

         If so specified on the face hereof, the Company has the option with respect to this Note to reset the interest rate, in the case of a Fixed
Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, on the date or dates specified on the face hereof or in an Annex (each, an "Optional Reset Date"), and, if so specified on the face hereof or in an Annex, at such time, the Company may also provide for different redemption provisions to be effective during the Subsequent Interest Period (as hereinafter defined) following any repayment pursuant to the fourth paragraph of this Section 9.

         The Company may exercise such an option with respect to this Note, if such an option is applicable to this Note, by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for this Note. Not later than 40 days prior to such an Optional Reset Date, the Trustee shall mail to the holder of this Note a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period, a "Subsequent Interest Period"), including the date or dates on which or the period during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

         Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for this Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish (i) a higher interest rate, in the case of a Fixed Rate Note, or (ii) a Spread and/or Spread Multiplier that would result in a higher interest rate (assuming the same Base Rate), in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail notice of such higher interest rate or new Spread and/or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date shall bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier that would result in a higher interest rate (assuming the same Base Rate), in the case of a Floating Rate Note, whether or not tendered for repayment.

         If the Company resets the interest rate or the Spread and/or Spread Multiplier of this Note, the holder of this Note will have the option to elect repayment of this Note by the Company on an Optional Reset Date at a price equal to the principal amount hereof plus any accrued interest to such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the holder hereof must follow the procedures set forth below in Section 13 for optional repayment except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more that 35 days prior to such Optional Reset Date and except that a holder who has tendered this Note for repayment pursuant to a Reset
Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.




         Section 10. Extension of Maturity.

         If so specified on the face hereof, the Company may extend the Stated Maturity of this Note (unless this Note is an Amortizing Note) for one or more periods of from one to five whole years (each, an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face hereof, and, if so specified on the face hereof or in an Annex, at such time, the Company may reset the interest rate, in the case of a Fixed Rate Note or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period and may provide for different redemption provisions to be effective during the Extension Period following any repayment pursuant to the fourth paragraph of this Section 10.

         The Company may exercise such an option with respect to this Note, if such option is applicable to this Note, by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the "Original Stated Maturity"). Not later than 40 days prior to the Original Stated Maturity, the Trustee shall mail to the holder of this Note a notice (the "Extension Notice"), first class, postage prepaid setting forth (i) the election of the Company to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date on which or the period or periods during which and the price at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the holder of this Note, the Stated Maturity of this Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note shall have the same terms as prior to the mailing of such Extension Notice.

         Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity for this Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish (i) a higher interest rate, in the case of a Fixed Rate Note, or (ii) a Spread and/or Spread Multiplier that would result in a higher interest rate (assuming the same Base Rate), in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to mail notice of such higher interest rate or new Spread and/or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of this Note. Such notice shall be irrevocable and shall be mailed by the Trustee within one Business Day after the receipt thereof. All Notes with respect to which the Stated Maturity is extended shall bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier that would result in a higher interest rate (assuming the same Base Rate), in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment.

         If the Company extends the Stated Maturity of this Note, the holder of this Note shall have the option to elect repayment of this Note by the Company on the original Stated Maturity at a price equal to the principal amount hereof plus any accrued interest to such date. In order for this Note to be repaid on the Original Stated Maturity, the holder hereof must follow the procedures set forth below in Section 13 for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that a holder who has tendered this Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity; provided, however, that if such day is not a Business Day then such notice may be given on the next succeeding Business Day.

         Section 11. Payment of Principal, Premium and Interest.

         Unless otherwise specified on the face hereof or in an Annex, payments in U.S. dollars of interest on certificates issued in definitive form (other than interest payable at Stated Maturity or upon earlier redemption or repayment) shall be made by mailing a check to the holder at the address of such holder appearing on the Security Register on the applicable Regular Record Date. Notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of this series and of like tenor and terms (or a holder of the equivalent thereof in a Foreign Currency) shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the paying agent (initially, The Bank of New York) (the "Paying Agent") not less than 15 calendar days prior to the applicable Interest Payment Date. Unless otherwise specified on the face hereof or in an Annex, principal, premium, if any, and interest payable at maturity or upon earlier redemption or repayment in respect of this Note shall be paid in immediately available funds upon surrender of this Note, accompanied by wire transfer instructions, at the office of the Paying Agent.

         Notwithstanding the foregoing, if this Note is a global Security, then, unless otherwise specified on the face hereof or in an Annex, (i) payments of interest on this Note, on any date other than a maturity date of this Note, will be made in same-day funds in accordance with arrangements between the Trustee or any Paying Agent and the Depositary, and (ii) any principal, premium or interest payable on any maturity date will be paid by wire transfer of immediately available funds to an account specified by the Depositary.

         Section 12.  Redemption.

         If so specified on the face hereof, this Note may be redeemed either in whole or from time to time in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice, at the redemption price or prices specified on the face hereof or in an Annex, together with accrued interest to the date of redemption.

         If less than all of the Notes of like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate in accordance with the Indenture.

         The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor and terms for the unredeemed portion hereof will be issued to the holder hereof upon the surrender hereof, in accordance with the Indenture.

         Unless otherwise specified on the face hereof or in an Annex, this Note shall not be subject to any sinking fund.

         Section 13.  Repayment at the Option of the Holder.

         If specified on the face hereof, this Note shall be repayable at the option of the holder hereof on the repayment dates specified on the face hereof prior to Stated Maturity (the "Repayment Dates") at the repayment prices specified on the face hereof (the "Repayment Prices") together with accrued interest to the date of repayment.

         In order for this Note to be repaid, if an option to elect repayment is so specified, the Paying Agent must receive at least 30 days but not more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" set forth below duly completed or
(ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note with the form entitled "Option to Elect Repayment" set forth below duly completed will be received by such Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed shall be received by the Paying Agent not later than such fifth Business Day. Exercise of such repayment option by the holder of this Note shall be irrevocable. The repayment option may be exercised by the holder of this Note for less than the entire principal amount of this Note provided that the principal amount remaining outstanding after repayment is an authorized denomination.

         Section 14. Redemption or Repayment of Original Issue Discount Notes, Currency Indexed Notes or Dual Currency Notes.

         Unless specified on the face hereof, if this Note is an Original Issue Discount Note (as defined below), the amount payable on this Note in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price (as defined below) set forth on the face of such Note plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth on the face of such Note (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount. Unless otherwise specified on the face of a Currency Indexed Note or Dual Currency Note, in the event of redemption or repayment at the option of the holder of such Currency Indexed Note or Dual Currency Note, the amount payable upon such redemption or repayment shall be the respective amount determined in the manner provided in Section 7 or 8, as the case may be.

         Section 15.  Foreign Currency Denominated Notes.

         If this Note is denominated in a Foreign Currency, then except as otherwise provided below or in an Annex, the principal of, premium, if any, and interest on this Note shall be payable in U.S. dollars based on the equivalent of that Foreign Currency converted into U.S. dollars. If this Note is denominated in a Foreign Currency, the Company shall, unless otherwise specified in an Annex, appoint an agent (an "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of this Note into U.S. dollars in the manner described in the next paragraph. Unless otherwise specified in an Annex, The Bank of New York, or an affiliate, will act as the Exchange Rate Agent. Notwithstanding the foregoing, the holder of a Note denominated in a Foreign Currency may (unless otherwise specified in an Annex) elect to receive all such payments in the Foreign Currency by delivery of a written request to the Trustee (or to any duly appointed Paying Agent) at the Corporate Trust Office not later than 10 calendar days prior to the applicable payment date, and such election will remain in effect for such holder until revoked by written notice to the Trustee (or to any such Paying Agent) at the Corporate Trust Office, received not later than 10 calendar days prior to the applicable payment date; provided, however, no such election or revocation may be made with respect to payments on a Note with respect to which (i) an Event of Default (as defined in the Indenture) has occurred, (ii) the Company has exercised any discharge or defeasance options pursuant to the Indenture or
(iii) the Company has given a notice of redemption. In the event any holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such holder and such transferee shall be paid in U.S. dollars unless such transferee makes an election pursuant to the preceding sentence; provided, however, that, unless otherwise specified in an Annex, such election, if in effect while funds are on deposit with the Trustee to satisfy and discharge such Note in accordance with the provisions of the Indenture, will be effective on any transferee of such holder. Unless otherwise specified in an Annex, payment of principal of, premium, if any, and interest on Notes to be made in a Foreign Currency will be made to an account maintained by the holder of such Notes at a bank in the country which issues such Foreign Currency (or, if such Foreign Currency is a composite currency, at a bank outside the United States that accepts deposits in such Foreign Currency).

         Unless otherwise specified in an Annex, the amount of U.S. dollars payable in respect of a Note denominated in a Foreign Currency shall be determined by the Exchange Rate Agent based on the indicative quotation in The City of New York selected by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date that yields the least number of U.S. dollars upon conversion of such Foreign Currency. Unless otherwise specified in an Annex, such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service or, if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, such selection shall (unless otherwise specified in an Annex) be made from the quotations received by the Exchange Rate Agent from no more than three nor less than two recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Foreign Currency payable on such payment date in respect of all Notes denominated in such Foreign Currency and for which the applicable dealer commits to execute a contract. If no such bid quotations are available, payments shall be made in the Foreign Currency.

     Unless otherwise specified in an Annex, if payment on a Note is required to be made in a Foreign Currency and such currency is unavailable to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to make payments with respect to such Note in U.S. dollars until such Foreign Currency is again available or so used. The amount so payable on any date in such Foreign Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Foreign Currency on the second Business Day prior to such payment date, or on such other basis as shall be specified in an Annex. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars,
(i) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency, or (ii) if such Foreign Currency is a composite currency, including, without limitation, the ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified in an Annex). Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

     In the event of an official redenomination of the Specified Currency, the Denominated Currency, the Indexed Currency, the Face Amount Currency or the Optional Payment Currency (including without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Company to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination. Except to the extent of any adjustment of the amount of principal or premium, if any, or interest on Currency Indexed Notes, other Indexed Notes or Dual Currency Notes provided in or pursuant to Section 6, 7 or 8 and except as otherwise provided in an Annex or in the Indenture, there shall be no adjustment to any amount payable under this Note as a result of (a) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

         Section 16.  Event of Default; Acceleration.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable immediately, the amount of principal due and payable with respect to such Note shall be limited to the amount equal to
(i) the sum of the aggregate principal amount of such Note multiplied by the price (expressed as a percentage of the aggregate principal amount) at which such Note will be issued (the "Issue Price") plus (ii) the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" computed in accordance with generally accepted accounting principles in effect on the date of declaration. An "Original Issue Discount Note" means (i) a Note, including any zero-coupon Note, that has a stated redemption price at maturity that exceeds the initial offering price to the public at which a substantial amount of an offering is sold by at least 0.25% of its principal amount multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Note and which is designated as a Discounted Note in the terms of such Note pursuant to the Indenture, and
(ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes. If the principal of any Currency Indexed Note, other Indexed Note or Dual Currency Note is declared to be due and payable immediately, the amount of principal due and payable with respect to such Note shall be limited to the respective amounts determined in the manner provided in Section 6, 7 or 8 or in an Annex.

         Section 17. Modification of Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment or modification thereof at any time by the Company, the Guarantor and the Trustee with the consent of the holders of more than 50% in principal amount of the Securities at the time outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of that series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         Section 18.  Obligations Absolute.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         Section 19.  Authorized Denominations.

         The authorized denominations of this Note, if denominated in U.S. dollars, shall be U.S. $1,000 or any integral multiple of U.S. $1,000. The authorized denominations of this Note, if denominated in a Foreign Currency, shall be as set forth on the face hereof or in an Annex.

         Section 20.  Registration of Transfer; Exchange.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register maintained by the Security Registrar for this series (initially, The Bank of New York in The City of New York). Every Note presented or surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such series duly executed, by the holder hereof or its attorney duly authorized in writing. Upon surrender for registration of transfer, one or more new Notes of any authorized denominations, of this same series and of like tenor and terms and for the same aggregate principal amount, shall be issued in the name or names of the designated transferee or transferees.

         The Company shall not be required (i) to issue, register the transfer of or exchange Notes to be redeemed for a period of 15 days preceding the date of the mailing of the notice of redemption or (ii) to register the transfer of or to exchange any such Note or portion thereof selected for redemption, except the unredeemed portion of any such Note being redeemed in part.

         No service charge shall be made for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes whether or not this Note be overdue and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

         Section 21. Defeasance.

         Certain of the Company's and the Guarantor's obligations under the Indenture with respect to Notes of any series, may be terminated if the Company or the Guarantor irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of such series, as provided in the Indenture.

         Section 22. Headings.

         The headings set forth in this Note are for convenience of reference only and shall not affect the meaning or interpretation of this Note.

         Section 23. Governing Law.

         The Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.




                          OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at--




       (Please print or typewrite name and address of the undersigned)

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have
repaid                   ; and specify the denomination or denominations
(which shall be in authorized denominations) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid):

Date:                                      (Signature)

                                  GUARANTEE

         FOR VALUE RECEIVED, NYNEX Corporation, a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of each such holder, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on each such Note and the due and punctual payment of any sinking fund payments provided for pursuant to the terms of such Note when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and of the Indenture, dated as of April 1, 1990 from NYNEX Capital Funding Company (the "Company") and the Guarantor to The Bank of New York, as Trustee (the "Trustee"), as amended by a First Supplemental Indenture dated as of March 3, 1994 (as so amended, the "Indenture"). In case of the failure of the Company punctually to make any such payment of principal (or premium, if any) or interest, if any, or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of such Note or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefits of division and discussion, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of such Note and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and in this Guarantee. This Guarantee is a guarantee of payment and not collection.
If the Trustee or the holder of any Note is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such holder in respect of a Note, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor on the one hand, and the holders and the Trustee on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

         The Guarantor shall be subrogated to all rights of the holders of the Notes of a particular series against the Company in respect of any amounts paid by the Guarantor on account of such Note pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest, if any, on all Notes of such series issued hereunder shall have been paid in full.

         The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guarantee and to constitute the same as the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with applicable laws.

         The delivery of any Note by the Trustee, after the authentication thereof, shall constitute due delivery of this Guarantee endorsed thereon on behalf of the Guarantor. The Guarantor hereby agrees that this Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of this Guarantee.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, NYNEX CORPORATION has caused this Guarantee to be duly executed in its corporate name by the facsimile signature of one of its officers thereunto duly authorized and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.

Dated as of:             , 19

                                            NYNEX Corporation

                                            By:
                                            Authorized Officer
[SEAL]

                                ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                          TEN COM  --as tenants in common
                          TEN ENT  --as tenants by the entireties
                          IT TEN --as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT                --........................................
                                   Custodian...............................
                                           (Cust)           (Minor)
                                   Under Uniform Gifts to Minors
                                   Act......................................
                                                   (State)
Additional abbreviations may also be used though not in the above list.


For Value Received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE


the within Note and all rights thereunder, hereby irrevocably  constituting
and appointing                attorney to transfer said Note on the books
of the Company, with full power of substitution in the premises.


Dated:
                                                    Signature



NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED.